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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated December 23, 2003, accompanying the Statements of Assets Acquired at September 30, 2003 and the Statement of Revenues and Direct Expenses associated with the Business Acquired for the year ended September 30, 2003 of the KPMG Dispute Advisory Services included in the Form 8-K/A of FTI Consulting, Inc. dated November 3, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of FTI Consulting, Inc. on Forms S-8 (File No. 333-19251, effective January 3, 1997, File No. 333-30173, effective June 2, 1997, File No. 333-30357, effective June 30, 1997, File No. 333-32160, effective March 10, 2000, File No. 333-64050, effective June 28, 2001, File No. 333-92384, effective July 15, 2003 and File No. 333-105741, effective May 30, 2003).


     GRANT THORNTON LLP

     Edison, New Jersey
     January 14, 2004